                                                                    EXHIBIT 99.4





















                           BEVERLY HILLS CENTER, LLC

                              FINANCIAL STATEMENTS
                                    FOR THE
                          YEAR ENDED DECEMBER 31, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings, Inc.

     In our opinion, the accompanying statement of financial position and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Beverly Hills Center, LLC (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 1 to the financial statements, in June 2000, the Company entered into an agreement to sell its building and certain other assets and operations to Pinnacle Towers Inc. for $135,000,000.


PricewaterhouseCoopers LLP

Tampa, Florida
July 21, 2000

                           BEVERLY HILLS CENTER, LLC

                        STATEMENTS OF FINANCIAL POSITION

                                                           JUNE 30,          DECEMBER 31,
                                                             2000               1999
                                                          -----------        ------------
                                                          (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.............................  $  1,333,993       $11,343,329
  Restricted cash.......................................        42,245           213,722
  Accounts receivable, net..............................       976,275            80,012
  Prepaid expenses......................................            --            13,186
                                                          ------------       -----------
          Total current assets..........................     2,352,513        11,650,249
Property and equipment, net.............................    26,202,404        24,501,298
Loans receivable from related parties...................     1,663,878         1,519,677
Other assets............................................     2,871,035         4,466,456
                                                          ------------       -----------
          Total assets..................................  $ 33,089,830       $42,137,680
                                                          ============       ===========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable and other accrued expenses...........  $    346,327       $   971,067
  Deferred revenue......................................       416,987           510,887
  Current portion of long-term debt.....................       694,789           691,156
                                                          ------------       -----------
          Total current liabilities.....................     1,458,103         2,173,110
Long-term debt..........................................    42,009,066        42,308,844
Tenant improvement liability............................     1,261,590         1,146,264
Other liabilities.......................................       419,988           331,075
                                                          ------------       -----------
          Total liabilities.............................    45,148,747        45,959,293
                                                          ------------       -----------
Commitments and contingencies (Note 6)
Members' equity:
  Distributions in excess of earnings...................   (12,058,917)       (3,821,613)
                                                          ------------       -----------
          Total liabilities and members' equity.........  $ 33,089,830       $42,137,680
                                                          ============       ===========

   The accompanying notes are an integral part of these financial statements.

                           BEVERLY HILLS CENTER, LLC

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                        SIX MONTHS     SIX MONTHS
                                                           ENDED          ENDED        YEAR ENDED
                                                          JUNE 30,       JUNE 30,     DECEMBER 31,
                                                            2000           1999           1999
                                                        ------------   ------------   ------------
                                                        (UNAUDITED)    (UNAUDITED)
Revenues..............................................  $  6,547,245   $  4,920,045   $ 11,623,964
Direct operating expenses, excluding deprecation......     2,340,084      1,939,449      5,512,842
                                                        ------------   ------------   ------------
          Gross margin, excluding depreciation........     4,207,161      2,980,596      6,111,122
                                                        ------------   ------------   ------------
Other expenses:
  General and administrative..........................       189,366         66,541         78,401
  Depreciation and amortization.......................       603,898        478,002      1,230,997
                                                        ------------   ------------   ------------
                                                             793,264        544,543      1,309,398
                                                        ------------   ------------   ------------
Income from operations................................     3,413,897      2,436,053      4,801,724
Interest expenses including amortization of deferred
  financing costs.....................................     1,483,207        856,420      1,617,972
                                                        ------------   ------------   ------------
Income before extraordinary loss from modification of
  credit agreement....................................     1,930,690      1,579,633      3,183,752
Extraordinary loss from modification of debt agreement
  (Note 5)............................................            --             --       (193,527)
                                                        ------------   ------------   ------------
          Net income..................................     1,930,690      1,579,633      2,990,225
(Distributions in excess of earnings) retained
  earnings, beginning of year.........................    (3,821,613)     3,355,562      3,355,562
Distribution to members...............................   (10,167,994)            --    (10,167,400)
                                                        ------------   ------------   ------------
Distributions in excess of earnings, end of period....  $(12,058,917)  $  4,935,195   $ (3,821,613)
                                                        ============   ============   ============

   The accompanying notes are an integral part of these financial statements.

                           BEVERLY HILLS CENTER, LLC

                            STATEMENTS OF CASH FLOWS

                                                           SIX            SIX
                                                       MONTHS ENDED   MONTHS ENDED    YEAR ENDED
                                                         JUNE 30,       JUNE 30,     DECEMBER 31,
                                                           2000           1999           1999
                                                       ------------   ------------   ------------
                                                       (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...........................................  $  1,930,690    $  1,579,633  $  2,990,225
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization......................       603,898         478,002     1,230,997
  Extraordinary loss on modification of credit
     agreement.......................................            --              --       193,527
  Changes in assets and liabilities:
     (Increase) in accounts receivable...............      (896,263)       (396,659)      (16,005)
     Decrease (increase) in prepaid expenses.........        13,186               2       (13,184)
     (Increase) in loans receivable..................      (144,201)       (321,859)     (294,238)
     (Increase) in other assets......................     1,595,421          48,911    (1,299,117)
     (Decrease) in accounts payable and other accrued
       expenses......................................      (624,740)       (219,926)     (449,221)
     (Decrease) increase in deferred revenue.........       (93,900)        389,442       510,763
     (Decrease) increase in other liabilities........        88,913        (132,258)       22,723
                                                       ------------    ------------  ------------
Net cash provided by operating activities............     2,473,004       1,425,288     2,876,470
                                                       ------------    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Tenant improvement expenditures....................            --              --      (624,884)
  Capital expenditures...............................    (1,975,956)     (1,147,240)     (964,794)
                                                       ------------    ------------  ------------
Net cash used in investing activities................    (1,975,956)     (1,147,240)   (1,589,678)
                                                       ------------    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt refinancing.....................            --              --    19,672,392
  Repayment of debt..................................      (296,145)       (213,709)     (402,084)
  Distributions to owners............................   (10,167,994)             --   (10,167,400)
                                                       ------------    ------------  ------------
Net cash (used in) provided by financing
  activities.........................................   (10,464,139)       (213,709)    9,102,908
                                                       ------------    ------------  ------------
Net (decrease) increase in cash and cash
  equivalents........................................    (9,967,091)         64,339    10,389,700
Cash and cash equivalents at beginning of period.....    11,343,329         953,629       953,629
                                                       ------------    ------------  ------------
Cash and cash equivalents at end of period...........  $  1,376,238    $  1,017,968  $ 11,343,329
                                                       ============    ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest...............................  $  2,095,820    $    843,678  $  1,710,744
                                                       ============    ============  ============
Non-cash items:
  Accrual for tenant improvement allowance...........  $   (329,040)   $   (584,963) $   (584,963)
                                                       ============    ============  ============

   The accompanying notes are an integral part of these financial statements.

                           BEVERLY HILLS CENTER, LLC

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

  Nature of Business

     On November 21, 1995, Beverly Hills Center, a Limited Liability Corporation, (the "Company") acquired the Univision Tower from the Equitable Life Insurance Company for the purpose of leasing the building as office space. Subsequent to the acquisition, the Company's management began to shift its marketing efforts toward the telecommunications industry. The Company now utilizes the office space as a switching center for data and telephone communications that is transferred via fiber optic networks. As of December 31, 1999, 85% of the building's tenants were operating in the telecommunications industry.

     In June 2000, the Company entered into an agreement to sell its building and certain other assets and operations to Pinnacle Towers Inc. In accordance with the purchase agreement, the Company will receive approximately $135,000,000 for these assets.


     The June 30, 2000 and 1999 financial statements are unaudited, but in the opinion of management include all adjustments, which consist of normal recurring adjustments, necessary for a fair presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

  Cash and Cash Equivalents

     The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

  Restricted Cash

     On December 31, 1999, the Company had restricted deposits of $214,000. Restricted cash is comprised of funds held in escrow as part of the Company's debt agreement.

  Property and Equipment

     Property and equipment consists of the building, building improvements made by the Company, tenant improvements, land, and furniture and office equipment, which are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets or the tenant lease agreements, which range from 5 to 40 years. Betterments, renewals and extraordinary repairs which increase the value or extend the lives of assets are capitalized. Repairs and maintenance costs are expensed as incurred.

  Debt Financing Costs

     Debt financing costs represent direct costs incurred to obtain long-term financing. These costs are capitalized and then amortized to interest expense over the term of the underlying debt utilizing the effective interest method.

  Impairment of Long-lived Assets

     The Company evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously

                           BEVERLY HILLS CENTER, LLC
anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 31, 1999, management does not believe that an impairment reserve is required.

  Fair Value of Financial Instruments

     The carrying amounts of the Company's financial instruments at December 31, 1999, which include cash, restricted cash, accounts receivable and accounts payable, approximate fair value due to the short-term nature of these instruments. The carrying amount of debt approximates fair value based on the most recent modification of debt terms as discussed in Note 5.

  Revenue Recognition

     Revenue is recognized ratably over the tenant lease period. Tenant rent is typically due at the beginning of each month for which it applies. Deferred revenue is recorded when a tenant payment is received in advance of its due date.

  Income Taxes

     The Company operates as a Limited Liability Corporation, and in accordance with Internal Revenue Code statutes, has elected to be taxed as a partnership. As such, net income is taxed directly to the owners.

3. OTHER ASSETS

     At December 31, 1999, other assets consisted of the following:

Lease commissions...........................................  $ 3,615,330
Accrued tenant improvements.................................    1,146,264
Straight-line rent receivable...............................      840,909
Financing costs.............................................      194,683
Other.......................................................      141,355
Less: accumulated amortization..............................   (1,472,085)
                                                              -----------
          Other assets, net.................................  $ 4,466,456
                                                              ===========

4. PROPERTY AND EQUIPMENT

     At December 31, 1999, property and equipment consisted of the following:

                                                           ESTIMATED USEFUL
                                                            LIVES IN YEARS
                                                          ------------------
Land....................................................         N/A           $ 1,178,742
Building................................................          40            22,946,528
Building improvements...................................          40             1,490,540
Tenant improvements.....................................  lease term (5-15)      1,928,972
Furniture and office equipment..........................          5                 17,580
Less: accumulated depreciation..........................                        (3,061,064)
                                                                               -----------
Property and equipment, net of accumulated
  depreciation..........................................                       $24,501,298
                                                                               ===========

5. LONG-TERM DEBT

     At December 31, 1999, the Company had $43,000,000 outstanding under one term loan with a bank. On December 28, 1999, the mortgage loan agreement was refinanced, increasing the principal balance outstanding by

                           BEVERLY HILLS CENTER, LLC

$19,672,392, from $23,327,608, and increasing the fixed annual interest rate from 7.27% to 7.52%. The term of the loan was not modified and it remains due on January 1, 2005. The loan is secured by mortgage deeds of trust on the land, the building and building assets owned by the Company. The agreement requires fixed payments of $327,063 per month for principal and accrued interest commencing on January 1, 2000, with a final payment of $39,224,846 to be made on January 1, 2005. Debt financing fees of $194,683 have been capitalized and are being amortized to interest expense over the life of the mortgage.

     In conjunction with the modification of the term loan agreement during 1999, the Company expensed $193,527 relating to unamortized debt financing costs. The amount has been presented as an extraordinary item on the statement of operations.

     The term loan agreement contains provisions that require the Company to comply with certain covenants. The Company was in compliance with all covenants at December 31, 1999.

     The following is a schedule of the remaining principal payments as of December 31, 1999:

2000........................................................  $   691,156
2001........................................................      743,131
2002........................................................      799,014
2003........................................................      859,100
2004 and thereafter.........................................   39,907,599
                                                              -----------
                                                              $43,000,000
                                                              ===========

6. COMMITMENTS AND CONTINGENCIES

     The Company is party to several management contracts for services related to property management, accounting and operations and lease marketing and management, with various termination dates through 2002. The contracts contain renewal provisions with specified increases in lease payments upon exercise. Minimum future commitments under the noncancelable contracts at December 31, 1999 are as follows:

2000........................................................  $156,000
2001........................................................   102,000
2002........................................................     8,500
                                                              --------
                                                              $266,500
                                                              ========

7. TENANT LEASES

     The following is a schedule by year of total future rentals to be received for building space under noncancelable lease agreements as of December 31, 1999:

2000........................................................  $ 8,736,552
2001........................................................    8,181,184
2002........................................................    7,655,172
2003........................................................    6,655,839
2004 and thereafter.........................................    6,109,670
                                                              -----------
                                                              $37,338,417
                                                              ===========

     Principally all leases provide for renewal at varying escalations. Leases with fixed-rate escalations have been included above.

                           BEVERLY HILLS CENTER, LLC

8. MEMBERS' EQUITY

  Investor and Service Units

     The Company's partnership agreement provides for two classes of common units: service units and investor units. Service units are granted to those members who perform various management functions within the Company. The amount of these units is determined by the proportionate share of service to the Company. Investor units were granted to two entities, Algrin and Atlantic Pearl Investments, which initially funded the start-up of the Company. These units are determined by the Companies' proportionate share of the initial investment.

  Distributions

     Investor units are the first members to receive distributions until their initial capital is returned. Service units share proportionately in income with the investor units after the return of capital is distributed. Prior to 1999, the investor units had received distributions that met their return of initial capital.

  Distributions to Owners

     In December 1999 the Company refinanced its mortgage in order to raise additional capital (see Note 5). Of the additional $19,672,392 in capital financing, $10,167,400 was distributed to the members in December 1999. Subsequent to year end, the company distributed an additional $10,167,994 to the members.


9. RELATED PARTY TRANSACTIONS

     At December 31, 1999, the Company had approximately $1,519,677 outstanding in loans to related parties. These loans accrue interest at a rate of 8.0% annually. The accrued interest amount has been reflected in the financial statements.